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                                                                     Exhibit 5.1

                          [CAREY LANGLOIS LETTERHEAD]

Amdocs Limited
Tower Hill House
Le Bordage
St. Peter Port
Guernsey
Channel Islands

                                                     Our Ref: NC/FJF/CB/A 774007


7 June 1999

Dear Sirs

RE: AMDOCS LIMITED
    REGISTRATION STATEMENT ON FORM F-1

We have acted as counsel to Amdocs Limited, a Guernsey corporation (the "Company"), in connection with its Registration Statement on Form F-1 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to 23,000,000 Ordinary Shares, Pound Sterling 0.01 par value (the "Shares"), of the Company.

In that connection, we have examined originals, or copies, certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Amended and Restated Articles of Association and the Memorandum of Association of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company has duly organised and is validly existing as a corporation under the laws of Guernsey.

2. The Shares have been duly authorised, and the Shares being sold by the Company when issued and, together with the other Shares, sold in accordance with the terms of the Underwriting Agreement in substantially the form filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid, and non-assessable.

                                                                   .../Continued
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                                                       CAREY LANGLOIS

Amdocs Limited                          2                            3 June 1999
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We hereby consent to the use of this opinion as an exhibit to the Registration
Statement, and to the reference to our firm under "Enforceability of Civil Liabilities" and "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

Yours faithfully

/s/ Carey Langlois
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Carey Langlois